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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


        AGREEMENT made this 14th day of September, 1998, effective as of July 2, 1998, by and between Robert J. Landis, presently residing in California (hereinafter referred to as the "Executive") and Comprehensive Care Corporation, a Delaware corporation with principal offices located at 4200 West Cypress, Suite 300, Tampa, Florida 33607 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :
                              ---------------------

        WHEREAS, the Company, through its wholly-owned subsidiary corporations, is currently engaged in the principal business of providing various managed behavioral health care services on a fee for service or through contract capitation agreements; and

        WHEREAS, the Executive is offered employment by the Company in the capacity as Executive Vice President and Chief Financial Officer; and

        WHEREAS, the Company and Executive desire to provide for the future continued employment of Executive upon the terms and conditions provided for herein;

        NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                    ---------

                                   EMPLOYMENT
                                   ----------

        Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Executive, and the Executive hereby accepts such employment in his capacity as Executive Vice President and Chief Financial Officer of the Company and Chief Financial Officer of the Company's principal subsidiary, Comprehensive





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Behavioral Care, Inc. ("CBC"). Executive shall report to the Chairperson,
President and Chief Executive Officer.

                                   ARTICLE II
                                   ----------

                                     DUTIES
                                     ------

        (A) Executive shall, during the term of his employment with the Company, and subject to the reasonable and good faith direction and control of the Company's Board of Directors, perform such duties and functions for the Company as he may be called upon to perform by the Board of Directors of the Company and of CBC during the term of this Agreement consistent with the position of Executive Vice President and Chief Financial Officer.

        (B) The Executive agrees to devote his best efforts to the performance of his duties for the Company and to render such services for any subsidiary corporations of the Company.

        (C) The Executive shall perform, in conjunction with the Company's senior management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

            (i) Those duties attendant to the position with the Company and of CBC for which he is hired;

            (ii) Supervision of the accounting and financial reporting functions of the Company and of CBC;

            (iii) Financial and strategic planning to preserve and enhance the Company's business;




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            (iv) Promotion of the relationships of the Company and its subsidiary corporation with their respective employees, customers, suppliers and others in the business and investment community.

                                   ARTICLE III
                                   -----------

                                  STOCK OPTIONS
                                  -------------

        (A) Upon execution of this Agreement, there shall be granted to Executive options (the "Stock Options") to purchase 87,500 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The exercise price of the Stock Options shall be equal to the Fair Market Value (as defined below) of the Common Stock on the date of grant. For purposes of this Agreement "Fair Market Value" shall be deemed to be the closing price of the Common Stock on the New York Stock Exchange on the date of grant. The Stock Options shall be designated as non-incentive stock options to the extent eligible by law and practice with the balance designated as non-qualified stock options. The Stock Options shall be exercisable in accordance with the standard terms and conditions of the Company's stock option grants; provided, however, that such Stock Options shall vest on the six (6) month anniversary date of Executive's employment; and provided further, however, that the vesting of such Stock Option shall accelerate upon the occurrence of a change in control as defined in subsection (B)(v) of Article IX. In the event that prior to the six
(6) month anniversary date of Executive's employment, Executive voluntarily terminates his employment with the Company or is terminated for cause as defined in subsection B(iii) of Article IX, then all Stock Options shall terminate and shall be cancelled.

        (B) Commencing in July 1999 and subject to Executive being in the employ of the Company, Executive shall be granted annually options (the "Annual Stock Options") to purchase


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25,000 shares of the Company's Common Stock. The exercise price of the Annual
Stock Options shall be equal to the Fair Market Value of the Common Stock on the date of grant. The Annual Stock Options shall be designated as non-incentive stock options to the extent eligible by law with the balance designated as non-qualified stock options. The Annual Stock Options shall be exercisable in accordance with the standard terms and conditions of the Company's stock option grants; provided, however, that such Annual Stock Options shall vest at the rate of 50% on the first anniversary date of the grant and 50% on the second anniversary date of the grant; and provided further, however, that the vesting of such Annual Stock Options shall accelerate upon the occurrence of a change in control as defined in subsection B(v) of Article IX. In the event that during the twelve (12) months following the grant of Annual Stock Options, Executive voluntarily terminates his employment with the Company or is terminated for cause as defined in subsection B(iii) of Article IX, then such Annual Stock Options shall be cancelled.

                                   ARTICLE IV
                                   ----------

                    PRINCIPAL BUSINESS LOCATION OF EXECUTIVE
                    ----------------------------------------

        Executive shall be based at the Company's corporate headquarters located in Tampa, Florida and shall undertake such travel as directed within or without the United States as is or may be reasonably necessary in the interests of the Company and its operating subsidiaries and the performance of his duties hereunder.



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                                    ARTICLE V
                                    ---------

                                  COMPENSATION
                                  ------------

        (A) Commencing the effective date of this Agreement and during the full term of this Agreement, Executive shall receive a base salary (the "Base Salary") at the rate of $150,000 per annum payable in equal bi-weekly increments or such other regular pay periods of the Company.

        (B) Executive may receive such other bonuses or additional compensation as may be determined from time to time by the Board of Directors in its sole discretion.

        (C) The Company shall deduct from Executive's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

        (D) In addition to the Base Salary, Executive shall be eligible to earn an annual incentive bonus (the "Incentive Bonus") through Executive's participation in the Company's Annual Management Bonus Plan ("MBP Plan") as follows: For the fiscal year ended May 31, 1999, and provided Executive shall be employed by the Company, the Company shall pay to Executive within ninety (90) days following the end of the fiscal year, an Incentive Bonus in an amount equal to the amount earned under the terms of the MBP Plan. For the fiscal year ended May 31, 1999, Executive shall be eligible to earn an Incentive Bonus up to an amount not exceeding $50,000; such amount pro-rated based on actual date of employment; provided, however, that the Company has achieved a profit for such fiscal year of not less than $1 million on an adjusted EBIT basis. Executive's Incentive Bonus shall not be less than $25,000 for the fiscal year ended May 31, 1999. For the purpose of computing EBIT, there shall be excluded extraordinary non-recurring items of earnings.


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                                   ARTICLE VI
                                   ----------

                                    BENEFITS
                                    --------

        (A) During the term hereof, (i) the Company shall provide Executive with standard health insurance, life insurance and disability insurance as generally offered and made available to executive officers of the Company, and upon the same terms and conditions as provided to other executive officers of the Company; (ii) Executive shall be reimbursed by the Company, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Executive on behalf of the Company, consistent with the Company's expense reimbursement policies.

        (B) Commencing upon the date of Executive employment through the date that Executive is eligible to participate in the Company's group health care and group dental plans, the Company shall reimburse the employee for the gross premium cost to Executive for coverage continuation for existing medical and dental care for Executive and Executive's family.

        (C) Executive shall be entitled to three weeks of paid vacation during each 12-month period of employment, to be accrued in accordance with the Company's vacation policies and to be taken at such times as not to interfere with projects then in process. Additionally, during the term hereof, Executive shall be accorded such leave and holidays generally made available to other executive officers of the Company.

        (D) The Company will reimburse Executive up to an amount not exceeding $35,000 upon presentation of reasonably itemized expense statements with back up substantiation for reasonable and necessary expenses incurred in connection with Executive's relocation from California to Tampa, Florida. Relocation expenses, which shall be reimbursed by the Company shall include, but not be limited to, transfer of household goods, temporary housing, closing costs coincident with the



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purchase of a new residence, travel, and other relocation expenses typically reimbursed as part of the Company's relocation policy. In the event that Executive voluntarily terminates his employment with the Company prior to June 30, 1999, Executive hereby agrees to reimburse the Company for all relocation expenses reimbursed to Executive by the Company. In the event that Executive is terminated by the Company other than for cause as defined in subsection (B)(iii) of Article IX, then the Company shall reimburse Executive up to an amount not exceeding $35,000, for reasonable and necessary expenses actually incurred by Executive in connection with Executive's relocation to California or any other state in the United States.








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                                   ARTICLE VII
                                   -----------

                                 NON-DISCLOSURE
                                 --------------

        The Executive shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing information, managed care business, plans and programs, contract proposals, psychiatric and dependence operations, and information relating to any managed care, capitation, sales or marketing programs of the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Executive or known by him solely as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known (other than as disclosed by any person in breach of any obligation of confidentiality to the Company) in the industry, concerning the business, finances, methods, operations, marketing information, and information relating to the sales and marketing of the Company. The foregoing is intended to be confirmatory of the statutory law and common law of the state of California relating to trade secrets and confidential information.

                                  ARTICLE VIII
                                  ------------

                              RESTRICTIVE COVENANT
                              --------------------

        (A) In the event of the voluntary termination of employment with the Company by Executive, Executive agrees that he will not, for a period of one (1) year following such termination, directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is primarily involved in the business of developing, marketing, owning or operating facilities providing




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psychiatric care or drug or alcohol dependency rehabilitation or treatment, or providing or marketing managed health care programs on a contract or capitated basis.

        (B) In furtherance of the foregoing, Executive shall not during the aforesaid period of non-competition, directly or indirectly, in competition with the Company, solicit any management person who was employed by the Company or solicit any provider, insurer or group through, from or with which the Company transacted any managed health care business. The foregoing shall not be deemed or construed to prevent Executive from soliciting any consultant or advisor to the Company for any project that Executive may participate in which is not in violation of this Article VIII.

        (C) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.

                                   ARTICLE IX
                                   ----------

                              TERM AND TERMINATION
                              --------------------

        (A) This Agreement shall be for an initial term of eighteen (18) months commencing on the date of execution of this Agreement and continuing through a date which is eighteen months thereafter.

        (B) This Agreement may be terminated prior to the expiration of its term as follows:

            (i) upon the mutual agreement of the Company and Executive.



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            (ii) upon the death or permanent disability of Executive, in which case Executive shall be entitled to all Base Salary through the date of termination. For the purposes of the foregoing, permanent disability shall be the inability of Executive to attend to his usual duties for a period of two (2) months in any 12 month period of the term or sixty
        (60) consecutive calendar days.

            (iii) for cause by the Company, in which case Executive shall only be entitled to his Base Salary through the date of termination. For the purpose of the foregoing, cause shall be (a) a breach or default in the performance by Executive of any of his material obligations under this Agreement, which breach or default is not cured within ten (10) business days following written notice thereof to Executive, or (b) the commission by Executive of any act resulting in or intending to result in his personal gain or enrichment at the expense of the Company, or the commission by Executive of any felony or misdemeanor or act involving moral turpitude.

            (iv) by the Company without cause, in which case Executive shall be entitled to an amount equal to his Base Salary for the unexpired term of this Agreement or twelve (12) months Base Salary, whichever is greater, and a pro rata amount of the Incentive Bonus that Executive would have earned had this Agreement not been terminated by the Company.

            (v) by Executive if, at any time during the term, a change in control of the Company shall have occurred and, following such change in control, Executive's title shall be changed or Executive's duties and responsibilities, as same were in effect prior to the change in control, are diminished in any material respect. For the purpose of the foregoing, a change in control shall occur in the event the Company enters into any agreement involving



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        the sale of a controlling interest in the Company or the sale by the
        Company of all or substantially all of its assets to any other entity, or the merger of the Company into and with another entity in which the Company is not the survivor, or in which the Company is not the controlling shareholder. In the event of termination by Executive under this subparagraph, Executive shall be entitled to receive, as a special severance benefit, the greater of (i) the balance of his Base Salary for the unexpired portion of the term of this Agreement or (ii) twelve (12) months Base Salary, together with the Incentive Bonus, as if this Agreement had not been terminated. In addition, all options granted to Executive and which shall not have heretofore vested, shall immediately vest and become presently exercisable.

                                    ARTICLE X
                                    ---------

                         TERMINATION OF PRIOR AGREEMENTS
                         -------------------------------

        This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, which are merged herein.

                                   ARTICLE XI
                                   ----------

                                   ARBITRATION
                                   -----------

        Any dispute arising out of the interpretation, application and/or performance of this Agreement shall be settled through final and binding arbitration before a single arbitrator in Newport Beach, California in accordance with the commercial rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney at law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.




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                                   ARTICLE XII
                                   -----------

                                  SEVERABILITY
                                  ------------

        If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                  ARTICLE XIII
                                  ------------

                                     NOTICE
                                     ------

        All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

        If to the Company:    Comprehensive Care Corporation
                              4200 West Cypress, Suite 300
                              Tampa, Florida 33607
                              Attention: President

        If to the Executive:  At such address as Executive shall have advised the Company in writing


or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

                                   ARTICLE XIV
                                   -----------

                                     BENEFIT
                                     -------

        This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Executive.



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                                   ARTICLE XV
                                   ----------

                                     WAIVER
                                     ------

        The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                   ARTICLE XVI
                                   -----------

                                  GOVERNING LAW
                                  -------------

        This Agreement has been negotiated and executed in the State of California, and California law shall govern its construction and validity.

                                   ARTICLE XVI
                                   -----------

                                ENTIRE AGREEMENT
                                ----------------

        This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                            COMPREHENSIVE CARE CORPORATION


                                            By:
                                                --------------------------------
                                                Name:  Chriss W. Street
                                                Title: Chairman, President and
                                                       Chief Executive Officer


                                            ------------------------------------
                                                ROBERT J. LANDIS (Executive)



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